Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Genworth Financial, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-224277) on Form S-3 and (Nos. 333-115825, 333-127474, 333-168961, 333-181607 and 333-231538) on Form S-8 of Genworth Financial, Inc. of our reports dated February 26, 2021, with respect to the consolidated balance sheets of Genworth Financial, Inc. as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedules I to III (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 Annual Report on Form 10-K of Genworth Financial, Inc.

/s/ KPMG LLP

Richmond, Virginia

February 26, 2021